Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

PASSUR Aerospace, Inc. and Subsidiary

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-236244, 333-217672, 333-208590, 333-172472, 333-161791 and 333-156657) of PASSUR Aerospace, Inc. and Subsidiary of our report, dated January 29, 2021, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Melville, New York
January 29, 2021